SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 12, 2002

Date of Report (date of earliest event reported)

KOMAG, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	0-16852	94-2914864

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1710 Automation Parkway
San Jose, California 95131

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 576-2000

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

     Komag, Incorporated (the “Company”) issued a press release on September 12, 2002, announcing the appointment of Kathleen A. Bayless as the Company’s Vice President and Chief Financial Officer. Ms. Bayless, formerly the Company’s Controller, succeeds Edward H. Siegler. Mr Siegler has resigned to pursue another opportunity. The press release is filed as Exhibit 99.1 hereto.

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

99.1	Text of press release dated September 12, 2002.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Komag, Incorporated, a Delaware corporation

Dated: September 13, 2002	By:	/s/ Edward H. Siegler

Edward H. Siegler Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of press release dated September 12, 2002.